Exhibit 4.1

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(a)(6). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

WARRANT SUBSCRIPTION AGREEMENT

THIS WARRANT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of May 15, 2025 (the “Effective Date”) by and between Graphjet Technology (the “Company”) and Aiden Lee Ping Wei (the “Purchaser”).

Recitals:

WHEREAS the Board of Directors of the Company (the “Board”) has approved the sale of 20,000,000 warrants (the “Warrants”) to purchase up to 200,000,000 shares of the Company’s Class A ordinary shares, par value $0.0001 per share (“Ordinary Shares”), at an exercise price of $0.055 per warrant share to the Purchaser. The Company has agreed to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, the Warrants in accordance with the terms and provisions of this Agreement.

The Purchaser understands and accepts that the purchase of the Warrants involves a high degree of risk and that such purchase should be considered only by persons who can bear the risk of the loss of their entire investment.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

1. Purchase and Sale of the Shares. The Company hereby issues and sells to the Purchaser, and the Purchaser hereby purchases from the Company, the Warrants, for the total purchase price set forth on the signature page to this Agreement (the “Purchase Price”). The Company acknowledges receipt of the Purchase Price as of Effective Date in full payment for the Warrants.

2. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a) The execution, delivery and performance by the Company of this Agreement has been duly authorized by all requisite corporate action on the part of the Company, and this Agreement has been, and upon issuance, the Warrants will be, duly executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) general principles of equity that restrict the availability of equitable remedies.

(b) The Company (i) is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary and (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged, to execute and deliver this Agreement, to issue and sell the Warrants and to comply with its obligations hereunder.

(c) The authorized capital of the Company consists of 479,000,000 Ordinary Shares, 20,000,000 Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”), and 1,000,000 preferred shares, par value $0.0001 ( “Preferred Shares”). Immediately prior to the sale of the Warrants, 147,391,887 shares of Ordinary Shares are issued and outstanding, and there are no Class B Ordinary Shares or Preferred Shares issued and outstanding. In addition, 13,800,000 shares of Ordinary Shares are reserved for issuance pursuant to the Company’s 2023 Omnibus Equity Incentive Plan, and warrants to purchase up to 12,028,075 Ordinary Shares have been granted and are currently outstanding. All of the outstanding shares of Ordinary Shares have been duly authorized, validly issued, fully paid and nonassessable.

(d) All action on the part of the Company, its officers, directors and stockholders required for the authorization, execution, delivery and performance of this Agreement by the Company has been taken.

(e) No authorization, consent or approval of, exemption by or notice to, any governmental or public body or authority or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of any of this Agreement, or the taking of any action contemplated hereby, by the Company, except those that have been obtained or provided, as the case may be.

(f) The Company is not in violation of any applicable law, statute, rule, regulation or other requirement of any government authority or instrumentality or agency thereof, or any other binding obligation on the Company, which violation would have a material adverse effect upon the present or future business, condition, prospects or operations of the Company.

3. Investment Representations of the Purchaser. In connection with the purchase of the Warrants, the Purchaser hereby represents to the Company as follows:

3.1 The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrants. The Purchaser is capable of evaluating the merits and risks of the Purchaser’s investment in the Company and has the capacity to protect the Purchaser’s own interests. The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with its management. The Purchaser has also had an opportunity to ask questions of officers of the Company, which questions were answered to the Purchaser’s satisfaction.

3.2 The Purchaser is acquiring the Warrants for investment for the Purchaser’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Warrants.

3.3 The Purchaser is an “accredited investor” as defined in Regulation D under the Securities Act.

3.4 The Purchaser acknowledges that the Purchaser’s investment in the Company is highly speculative and entails a substantial degree of risk and the Purchaser is in a position to lose the entire amount of such investment.

3.5 The Purchaser understands that no public market now exists for the Warrants and that the Company has made no assurances that a public market will ever exist for the Warrants.

3.6 The Purchaser understands that the Warrants have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser further understands that the Warrants must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Warrants.

3.7 The Purchaser understands that the Warrants shall not be transferrable by the Purchaser for a period of twelve (12) months from the Effective Date.

3.8 The Purchaser understands that in no event shall the Company be required to execute and deliver to the Purchaser, in accordance with the terms of the Warrant, more than 29,000,000 Ordinary Shares unless and until the Company’s shareholders have approved the delivery of such excess amount of Ordinary Shares.

4. Legends. The certificates representing the Warrants sold pursuant to this Agreement will be imprinted with a legend substantially in the following form:

“THE WARRANT EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.”

5. Tax Consequences. The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

6. General Provisions.

6.1 This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof. Each of the Company and the Purchaser (i) submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or in any other court in the State of Delaware or any appellate court thereof) (the “Specified Courts”) for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

6.2 This Agreement and the Warrant constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and the Purchaser with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and the Purchaser.

6.3 The rights and benefits of the Company under this Agreement shall be transferable by the Company to single or multiple assignees, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. The rights and obligations of the Purchaser under this Agreement may be assigned only with the prior written consent of the Company.

6.4 Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

6.5 The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

6.6 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Facsimile, PDF copies or other electronic transmission of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the Parties hereto consent to conduct the transactions contemplated hereunder by electronic means. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and effective as of the Effective Date.

Number of Warrants: 20,000,000

Number of Warrant Shares: 200,000,000

Total Purchase Price: $200,000.00

AIDEN LEE PING WEI

By:

Address:

44, Lorong Alma Jaya, Taman Alma Jaya 31
Bukit Mertajam, Pulau Pinang, 14000
Malaysia

Email:

Telephone:

Tax ID No.: [***]

NOTE TO PURCHASER: PLEASE (I) INSERT THE NUMBER OF WARRANTS SUBSCRIBED FOR AND TOTAL PURCHASE PRICE ABOVE AND (III) COMPLETE THE PURCHASER ACCREDITATION QUESTIONNAIRE. SEE EXHIBIT II FOR WIRE TRANSFER INSTRUCTIONS.

GRAPHJET TECHNOLOGIES

By:	/s/ Chris Lai
Chris Lai, CEO/CFO

Address:

Lot 3895, Lorong 6D, Kampung Baru Subang
Seksyen U6, 40150 Shah Alam
Selangor, Malaysia

Exhibit I

Purchaser Accreditation Questionnaire

To reflect that the Purchaser is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Purchaser has initialed each category below which applies to the Purchaser:

(1)	any director or executive officer of the Company;

(2)	any natural person whose individual net worth, or joint net worth with that person’s spouse (or cohabitant occupying a relationship generally equivalent to that of a spouse), exceeds $1,000,000, excluding the value of that person’s primary residence;

(3)	any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse (or cohabitant occupying a relationship generally equivalent to that of a spouse) in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(4)	any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Warrants, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act;

(5)	any natural person holding in good standing one or more professional licenses listed below: [Please check the specific license(s) that apply.]

(a)	the General Securities Representative license (Series 7);

(b)	the Investment Adviser Representative license (Series 65); and/or

(c)	the Private Securities Offerings Representative license (Series 82);

(6)	any entity of a type not listed above, not formed for the specific purpose of acquiring the Warrants, and owning investments in excess of $5,000,000;

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(7)	a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 (“Advisers Act”) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registration requirements under Section 203(l) or (m) of the Advisers Act; any insurance company as defined in Section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; any “family office” as defined in Rule 202(a)(11)(G)–1 of the Advisers Act with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the Warrants, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or any “family client,” as defined in Rule 202(a)(11)(G)–1 under the Advisers Act, of such family office and whose prospective purchase of the Warrants is directed by such family office;

(8)	any private business development company as defined in Section 202(a)(22) of the Advisers Act;

(9)	any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, business trust, limited liability company or partnership, not formed for the specific purpose of acquiring the Warrants, with total assets in excess of $5,000,000; and/or

(10)	any entity in which all of the equity owners are accredited investors, within the categories checked above in this item. [Please check the specific category(ies) above that are applicable to such equity owners.]

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EXHIBIT II

Wire Transfer Instructions

Graphjet Technology

Lot 3895, Lorong 6D, Kampung Baru Subang

Seksyen U6, 40150 Shah Alam

Selangor, Malaysia

[***]

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